                                                                  Exhibit 10.4



                                                                  April 16, 2002


Mr. Morton O. Schapiro, President
Williams College
880 Main Street
Hopkins Hall, 3rd Floor

Williamstown, MA  01267

Re: Issuance of 12,500 Shares of Restricted Stock of MAI Systems Corporation

Dear Mort:

        I am pleased to inform you that the Committee appointed by the Board of Directors of MAI Systems Corporation (the "Company") to administer the Restricted Stock Plan of MAI Systems Corporation (the "Plan") has awarded you 12,500 shares of Restricted Stock, subject to your acceptance of the terms, conditions and restrictions of the award set forth in this letter agreement. Please indicate your acceptance by signing and returning the enclosed copy of this letter agreement.

        1. A copy of the Plan is attached hereto, and in all cases the terms of the Plan govern the conditions under which the shares of Restricted Stock are awarded to you, except to the extent different terms are set forth herein. Terms used in this agreement have the same meaning as in section 2 of the Plan.

        2. The Restricted Period shall expire with respect to the number of shares of Restricted Stock awarded to you below on the following date:


               Number of Shares             Expiration of Restricted Period
               ----------------             -------------------------------
                     12,500                        April 19, 2002


        3. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 9601 Jeronimo Road, Irvine, CA 92618 and any notice to be given you shall be addressed to you at your residence stated above or as it may hereafter appear on the employment records of the Company, or at such other address as may hereafter be designated in writing.

        4. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                                  Sincerely,

                                  MAI SYSTEMS CORPORATION



                                  By:
                                      --------------------------------
                                         W. Brian Kretzmer,
                                         Chief Executive Officer, President
                                         and Secretary


Accepted and agreed to as of the date
first above written:


--------------------------------
Morton O. Schapiro